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As Filed with the Securities and Exchange Commission on May 31, 2001

Registration No

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NARA BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4849715
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification)

3701 Wilshire Boulevard, Suite 220
Los Angeles, California 90010
(213) 639-1700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Benjamin B. Hong, Chief Executive Officer
Nara Bancorp, Inc.
3701 Wilshire Boulevard, Suite 220
Los Angeles, California 90010
(213) 639-1700
(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

T. J. Grasmick, Esq.
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd.
Los Angeles, California 90064
(310) 312-4369

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  / /

CALCULATION OF REGISTRATION FEE

Title of Shares To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, Par value $0.001 per share	167,072(1)	$13.00	$2,171,936	$543

(1)
Consists of shares issuable upon exercise of common stock purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

NARA BANCORP, INC.

     167,072 Shares of Common Stock
Underlying Common Stock Purchase Warrants

    We are offering for sale 167,072 shares of our common stock, par value $0.001 per share, which may be purchased upon the exercise of outstanding warrants.

    Our common stock is traded on the Nasdaq National Market under the symbol "NARA." The last reported sales price for our common stock on May 21, 2001 was $16.00 per share.

    This investment involves significant risks, which are described in the "Risk Factors" section of this prospectus beginning on page 3. You should exercise your warrants and purchase our common stock only if you can afford a complete loss of your investment.

    These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Please note that the common stock and warrants are not savings or deposit accounts or other obligations of any bank, and the shares are not insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency.

Per Share
Offering Price	$11.00 - 13.00
Proceeds, before expenses, to Nara Bancorp at minimum	$1,837,792
Proceeds, before expenses, to Nara Bancorp at maximum	$2,171,936

The date of the Prospectus is May  , 2001.

PROSPECTUS SUMMARY

    You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the "Risk Factors" section beginning on page 3.

    You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Overview

    Nara Bancorp, Inc. is a bank holding company offering a full range of commercial banking and consumer financial services through its wholly owned subsidiary, Nara Bank, N.A., a national bank. Nara Bancorp succeeded to the business and operations of Nara Bank upon consummation of reorganization of Nara Bank into the holding company structure, effective as of February 2, 2001.

    We operate offices in the greater Los Angeles area, Northern California, Chicago, Seattle, New York City and New Jersey. We accept deposits and originate a variety of loans, including commercial loans, trade finance loans, Small Business Administration loans, automobile and various consumer loans. We also offer 24-hour banking by telephone and recently introduced Internet banking through our website: www.narabank.com.

Our Address

    Our principal executive offices are located at 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010. Our phone number there is (213) 639-1700.

Recent Developments

    On March 28, 2001, we completed a private offering of $10 million of trust preferred securities, through a newly formed wholly-owned subsidiary, Nara Bancorp Capital Trust I. The trust preferred issuance was completed as part of a pooled offering with several other financial institutions.

    The trust preferred securities bear a 10.18% fixed rate of interest payable semi-annually. Nara Capital used the proceeds from the sale of the trust preferred securities to purchase junior subordinated deferrable interest debentures issued by us. We intend to invest a portion of the net proceeds in Nara Bank to increase Nara Bank's capital levels. We intend to use the remaining net proceeds for general corporate purposes. Under applicable regulatory guidelines, the trust preferred securities qualify as Tier I Capital.

Details of the Offering

Securities offered by us	167,072 shares of our common stock, which are issuable upon the exercise of currently outstanding three-year warrants previously granted on August 18, 2000.
Common stock outstanding before this offering	5,485,017 shares.
Common stock to be outstanding after this offering, assuming all warrants are exercised	5,652,089 shares.
Common Stock Listing	The common stock underlying the warrants has been listed on the Nasdaq National Market System.
Warrant Listing	We did not and will not list the warrants on Nasdaq or any other national securities exchange.
Exercise price
Each warrant to purchase one share of common stock may be exercised at a price of $11 if exercised within one year from the date of grant, $12 if exercised after one and within two years from the date of grant and $13 if exercised after two and within three years from the date of grant.
Use of proceeds	For working capital to support our growth and other general corporate purposes.
Exercise procedures	Warrants may be exercised in accordance with the terms of the Warrant Purchase Agreement executed by each warrant holder.

RISK FACTORS

    In addition to the other information we provide in this prospectus, you should carefully consider the following risks before deciding whether to exercise your warrants and invest in our common stock. These are not the only risks we face. There are other risks that we do not currently believe are material, but could later turn out to be so. All of these factors could impair our business, operating results or financial condition. The trading price of our common stock could decline because of general market conditions or if any of these risks comes to pass, and you could lose all or part of your investment. In evaluating the risks of investing in us, you should also evaluate the other information set forth in this prospectus, including our financial statements and the notes thereto.

    Deterioration of economic conditions in Southern California, New York or Korea could adversely affect our loan portfolio and reduce the demand for our services. We focus our business primarily in Korean communities in Southern California and in the greater New York City metropolitan area. Any deterioration in economic conditions in our market areas could have a material adverse impact on the quality of our business. An economic slowdown in California or New York could have the following consequences, any of which could reduce our net income:

  •
  Loan delinquencies may increase;

  •
  Problem assets and foreclosures may increase;

  •
  Claims and lawsuits may increase;

  •
  Demand for our products and services may decline; and

  •
  Collateral for loans may decline in value below the principal amount owed by the borrower.

    Furthermore, the financial weakness of California's three primary energy providers and shortages in electrical generation capacities may further weaken the California economy and businesses operating in Southern California.

    Loan loss reserves may not cover actual loan losses.  If our actual loan losses exceed the amount we have reserved for probable losses, it will hurt our business. Although we try to limit the risk that borrowers will fail to repay loans by carefully underwriting the loans, losses nevertheless occur. We create reserves for estimated loan losses in its accounting records. We base these allowances on estimates of the following:

  •
  industry standards;

  •
  historical experience with our loans;

  •
  evaluation of current economic conditions;

  •
  regular reviews of the quality, mix and size of the overall loan portfolio;

  •
  regular reviews of delinquencies; and

  •
  the quality of the collateral underlying our loans.

    A downturn in the real estate market could seriously impair our loan portfolio.  As of December 31, 2000, approximately 48% of the value of our loan portfolio consisted of loans secured by various types of real estate. If real estate values decline significantly, especially in California or New York, higher vacancies and other factors could harm the financial condition of our borrowers, the collateral for our loans will provide less security, and we would be more likely to suffer losses on defaulted loans.

    Changes in interest rates affect our profitability.  Changes in prevailing interest rates may hurt our business. We derive our income mainly from the difference or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the wider the spread, the more we earn. When market rates of interest change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases on our spread and can greatly affect our income. In addition, interest rates affect how much money we can lend. For example, when interest rates rise, loan originations tend to decrease.

    We face strong competition from financial service companies and other companies that offer banking services, which may hurt our business. We have offices in Southern and Northern California, Seattle, Chicago, New York and New Jersey. Increased competition in our markets may result in reduced loans and deposits. Ultimately, we may not be able to compete successfully against our competitors. Many competitors offer the same or similar banking services that we offer in our service areas. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including, without limitation, savings and loans, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries.

    Future sales of securities could diminish the interests of our shareholders.  If we raise additional funds or make acquisitions by using equity or convertible debt securities, the percentage ownership of our shareholders will be diluted. Also, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available in the future to the extent required or that, if available, it will be made on acceptable terms.

    If we lose key employees, our business may suffer.  If we lost key employees temporarily or permanently, it could hurt our business. We could be particularly hurt if our key employees went to work for competitors. Our future success depends on the continued contributions of our existing senior management personnel, particularly on the efforts of Benjamin Hong, our President and Chief Executive Officer.

    Environmental laws could force us to pay for environmental problems.  The cost of cleaning up or paying damages and penalties associated with environmental problems could increase our operating expenses. When a borrower defaults on a loan secured by real property, we often purchase the property in foreclosure or accept a deed to the property surrendered by the borrower. We also may take over the management of commercial properties whose owners have defaulted on loans. We own and lease premises where our branches and other facilities are located and where environmental problems may exist. We may face the risk that environmental laws could force us to clean up the properties at our expense. It may cost much more to clean a property than the property is worth. We also could be liable for pollution generated by a borrower's operations if we take a role in managing those operations after a default. We may find it difficult or impossible to sell contaminated properties.

    We are exposed to the risks of natural disasters. A significant portion of our operations are concentrated in Southern California. A major earthquake could result in material loss to the Company. A significant percentage of our loans are and will be secured by real estate. California is in an earthquake-prone region. A majority of our properties and most of the real and personal property securing loans in our portfolio are in Southern California. Many of our borrowers could suffer uninsured property damage, experience interruption of their businesses or lose their jobs after an earthquake. Those borrowers might not be able to repay their loans, and the collateral for loans could decline significantly in value. Unlike a bank with operations that are more geographically diversified, we are vulnerable to greater losses if an earthquake, fire, flood or other natural catastrophe occurs in Southern California.

    An increase in nonperforming assets would reduce our income and increase our expenses. If the level of nonperforming assets rises in the future, it could adversely affect our operating results. Nonperforming assets are mainly loans on which the borrowers are not making their required payments. Nonperforming assets also include loans that have been restructured to permit the borrower to have smaller payments and real estate that has been acquired through foreclosure of unpaid loans. To the extent that assets are nonperforming, we have less cash available for lending and other activities.

    Governmental regulation may impair our operations or restrict our growth.  We are subject to significant governmental supervision and regulation. These regulations are intended primarily for the protection of depositors. Statutes and regulations affecting our operations may be changed at any time, and the interpretation of these statutes and regulations by examining authorities may also change. During the last two years Congress and the President have passed and enacted significant changes to these statutes and regulations. There can be no assurance that such changes to the statutes and regulations or in their interpretation will not adversely affect our business. Nara Bank is subject to regulation and examination by the Comptroller of the Currency. In addition to governmental supervision and regulation, Nara Bank is subject to changes in other federal and state laws, including changes in tax laws, which could materially affect the banking industry. Nara Bancorp is subject to the rules and regulations of the Federal Reserve Board. If we fail to comply with federal and state bank regulations, the regulators may limit our activities or growth, fine us or ultimately put us out of business. Banking laws and regulations change from time to time. Bank regulations can hinder our ability to compete with financial services companies that are not regulated or are less regulated.

    Federal and state bank regulatory agencies regulate many aspects of our operations. These areas include:

  •
  the capital we must maintain;

  •
  the kinds and amounts of investments we can make;

  •
  the locations of our offices;

  •
  how much interest we can pay on demand deposits;

  •
  insurance of our deposits and the premiums we must pay for this insurance; and

  •
  how much cash we must set aside as reserves for deposits.

    Because the price of our common stock may vary widely, when you decide to sell it, you may encounter delay or have to accept a reduced price. The price of our common stock may fluctuate widely, depending on many factors. Some of these factors have little to do with our operating results or our intrinsic worth. For example, the market value of our common stock may be effected by the trading volume of the shares, announcements of expanded services by us or our competitors, general trends in the banking industry, general price and volume fluctuations in the stock market, acquisitions of related companies, variations in quarterly operating results, and the dilutive effects of future issuances of common or convertible preferred stock. Also, if the trading market for our common stock remains limited, that may exaggerate changes in market value, leading to more price volatility than would occur in a more active trading market.

USE OF PROCEEDS

    The warrants entitle the holders thereof to purchase up to an aggregate of 167,072 shares of Nara Bancorp common stock. Each warrant to purchase one share of common stock may be exercised at a price of $11 if exercised prior to August 18, 2001, $12 if exercised after August 18, 2001 but before August 18, 2002, and $13 if exercised after August 18, 2002 but before August 18, 2004. We will receive the proceeds of any exercise of the warrants, which we will use for general corporate purposes. If all warrants are exercised prior to August 18, 2001 at $11 per share, we would receive net proceeds of approximately $1.8 million.

DETERMINATION OF EXERCISE PRICE

    The exercise price of the warrants was set in connection with Nara Bank's unit offering completed in August of 2000. At the time of that offering, special pricing committee of Nara Bank's Board of Directors determined the variable exercise prices after considering a variety of factors, including, but not limited to: (1) then-prevailing market conditions, (2) the trading history of Nara Bank's common stock, (3) pro forma financial statements of Nara Bank reflecting the acquisition of Korea First Bank of New York, (4) the then-current book value per share of the common stock, (5) Nara Bank's market position at the time, and (6) management's analysis for the Bank's growth potential. The fairness of the variable warrant exercise prices established by the special pricing committee was not, and has not been, independently confirmed.

PLAN OF DISTRIBUTION

    The warrants were previously distributed to the holders thereof in August of 2000 in connection with a unit offering completed by Nara Bank. That offering involved the sale by Nara Bank of 175,000 "units." Each unit consisted of four shares of Nara Bank common stock plus a warrant to purchase an additional share of Nara Bank common stock. Following the reorganization of Nara Bank into the holding company structure, we assumed all of Nara Bank's obligations and exchanged one share of our common stock for each outstanding share of Nara Bank common stock. In addition, all of the outstanding warrants were automatically converted into warrants to purchase our common stock. The exercise of the warrants continues to be governed by the terms of the original warrant purchase agreements, which we assumed and adopted following the reorganization. Accordingly, warrant holders may exercise their warrants at various times in accordance with the terms of their warrant purchase agreements. The warrants are exercisable based on a sliding scale of prices which depend upon when the warrants are exercised. A warrant exercised within one year of its grant date will be exercisable at $11, a warrant exercised after one year and within two years of its grant will be exercisable at $12 and a warrant exercised within three years from the grant date will be exercisable at $13.

    A decision to exercise the warrants and purchase our common stock must be made pursuant to each investor's evaluation of its, his or her best interests. Neither our Board of Directors nor any independent financial advisor makes any recommendation to prospective investors regarding whether they should exercise their warrants.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

    We do not provide forecasts of our future financial performance. However, certain matters discussed in this prospectus, or incorporated by reference herein, may constitute forward-looking statements under Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may involve risks and uncertainties. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the word "will," "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. Our actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in such forward-looking statements. A description of some risks that could cause our results to vary appears under the caption "Risk Factors" elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Copies of these materials can be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the Securities and Exchange Commission's Internet website at http: //www.sec.gov.

    The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission, prior to the completion of this offering, will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the

Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until this offering terminates:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2000;
  2.
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and
  3.
  Our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2000 provided to stockholders in connection with the Annual Meeting of Stockholders held on May 16, 2001.

    You may request a copy of these filings, at no cost (excluding exhibits), by writing or telephoning us at the following address:

    Nara Bancorp, Inc.
    3701 Wilshire Blvd, Suite 220
    Los Angeles, California 90010
    Attention: Bon T. Goo, Executive Vice President and
    Chief Financial Officer
    Phone: (213) 639-1700

    In addition, you may obtain documents incorporated by reference through the Securities and Exchange Commission's Internet website at http: //www.sec.gov

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

LEGAL MATTERS

    Manatt, Phelps & Phillips, LLP, Los Angeles, California, will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities, unless we indicate otherwise in a prospectus supplement.

EXPERTS

    The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

    The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

    You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.

TABLE OF CONTENTS

Page
Prospectus Summary
Risk Factors
Use of Proceeds
Plan of Distribution
Cautionary Statement Concerning
Forward-Looking Statements Where You Can Find More
Information
Legal Matters
Experts
Disclosure Statement

NARA BANCORP, INC.

167,072 Shares of
Common Stock

PROSPECTUS

MAY      , 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

    The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act	$543
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$10,000
Printing and Mailing Costs	$500
Miscellaneous Fees and Expenses	$1,957
Total Expenses	$23,000

Item 15. Indemnification of Directors and Officers

    Nara Bancorp, Inc. is incorporated under the Delaware General Corporation Law, of which Section 145 provides as follows:

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i)  For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall

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  include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

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    Article IX of our Certificate of Incorporation provides as follows:

      The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same exists or as may hereafter be amended and supplemented from time to time, indemnify any and all directors and officers whom it shall have the power to indemnify under said Section 145 from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. To the fullest extent permitted by Delaware law, as it may be amended and supplemented from time to time, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

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    Article VII of our Bylaws provide as follows:

      Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment,

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  order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 3. Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

      Section 4. Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term if another "enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a

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  person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

      Section 5. Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 and Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

      Section 6. Expenses Payable in Advance.  Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

      Section 7. Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 and Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

      Section 8. Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

      Section 9. Certain Definitions.  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was a director or officer of the Corporation serving

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  at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

      Section 10. Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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Item 16. Exhibits

    The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

Exhibit No.	Description
2	Plan of Reorganization and Merger Agreement(1)
4.1	Specimen certificate for Common Stock of Nara Bancorp, Inc.(2)
4.2	Warrant Agreement(3)
4.3	Warrant Certificate(3)
5	Opinion of Manatt, Phelps & Phillips, LLP*
23.1	Consent of Deloitte & Touche LLP, independent auditors*
23.2	Consent of Manatt Phelps & Phillips, LLP (included in Exhibit 5).

(1)
Incorporated by reference to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 16, 2000 (Registration No. 333-50126).

(2)
Incorporated by reference to Pre- Effective Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on December 5, 2000 (Registration No. 333-50126).

(3)
Incorporated herein by reference to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 9, 2001 (Registration No. 333-58508).

    * Filed herewith

Item 17. Undertakings

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Nara Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 21st day of May 2001.

NARA BANCORP, INC.
By:	/s/ BENJAMIN B. HONG Benjamin B. Hong President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Nara Bancorp, Inc. whose signature appears below hereby appoints Benjamin B. Hong and Bon T. Goo, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Nara Bancorp, Inc.

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to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ BENJAMIN B. HONG Benjamin B. Hong	President and Chief Executive Officer (Principal Executive Officer); Director	May 21, 2001
/s/ BON T. GOO Bon T. Goo	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer	May 21, 2001
/s/ THOMAS CHUNG Thomas Chung	Chairman of the Board	May 21, 2001
Steve Y. Kim	Director	May , 2001
Nack Kim	Director	May , 2001
/s/ KI SUH PARK Ki Suh Park	Director	May 21, 2001
Jesun Paik	Director	May , 2001

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